Exhibit 5.1

January 30, 2023
GeneDx Holdings Corp.
333 Ludlow Street
North Tower, 8th Floor
Stamford, Connecticut 06902

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offerings by GeneDx Holdings Corp., a Delaware corporation (the “Company”), of an aggregate of up to 477,857,143 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) up to 377,857,143 Shares (the “Underwritten Offering Shares”), including up to 49,285,714 Shares of Common Stock subject to an underwriters’ option to purchase additional shares, to be issued pursuant to that certain Underwriting Agreement, dated as of January 26, 2023 (the “Underwriting Agreement”), by and between the Company and Jefferies LLC relating to an underwritten public offering (the “Underwritten Offering”) and (ii) up to 100,000,000 Shares (the “Direct Offering Shares”) to be issued pursuant to those certain Subscription Agreements (the “Subscription Agreements”), dated as of January 26, 2023, by and between the Company and the respective institutional investors party thereto (the “Investors”) relating to a registered direct offering (the “Direct Offering” and, together with the Underwritten Offering, the “Offerings”).

The Underwritten Offering Shares were registered pursuant to (i) the registration statement on Form S-3 (File No. 333-267112) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 26, 2022 (the “Registration Statement”), (ii) the base prospectus dated September 7, 2022 relating to the Company’s securities, which forms a part of, and is substantially in the form included in, the Registration Statement (the “Base Prospectus”), (iii) the preliminary prospectus supplement relating to the Underwritten Offering, dated January 26, 2023, filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), on January 26, 2023 (the “Underwritten Offering Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Underwritten Offering Preliminary Prospectus”), (iv) the final prospectus supplement relating to the Underwritten Offering dated January 26, 2023, filed by the Company with the Commission on January 30, 2023 pursuant to Rule 424(b) of the Act (the “Underwritten Offering Final Prospectus Supplement” and, together with the Base Prospectus, “Underwritten Offering Final Prospectus” and, together with the Underwritten Offering Preliminary Prospectus, the “Underwritten Offering Prospectus”). The Direct Offering Shares were registered pursuant to (i) the Registration Statement, (ii) the Base Prospectus and (iii) the final prospectus supplement relating to the Direct Offering dated January 26, 2023, filed by the Company with the Commission on January 30, 2023 pursuant to Rule 424(b) of the Act (the “Direct Offering Prospectus Supplement” and, together with the Base Prospectus, “Direct Offering Prospectus”). The Underwritten Offering Shares are to be sold by the Company as described in the Registration Statement, the Underwritten Offering Prospectus and the Underwriting Agreement and the Direct Offering Shares are to be sold by the Company as described in the Registration Statement, the Direct Offering Prospectus and the Subscription Agreements.

As to matters of fact relevant to the opinions rendered herein, we have examined such documents, certificates and other instruments which we have deemed necessary or advisable, including a certificate addressed to use and dated the date hereof executed by the Company (the “Management Certificate”). In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated January 30, 2023. We have not undertaken any independent investigation to verify the accuracy of any such information, representations or warranties or to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below. We have not considered parol evidence in connection with any of the agreements or instruments reviewed by us in connection with this letter.

In connection with our opinion expressed below, we have examined originals or copies of the Company’s current Certificate of Incorporation and Bylaws, as amended (the “Charter Documents”), certain corporate proceedings of the Company’s board of directors (the “Board”) and committees thereof and stockholders relating to the Underwriting Agreement, the Subscription Agreements, the Registration Statement and the Charter Documents, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In our examination of documents for purposes of this letter, we have assumed, and express no opinion as to, the genuineness and authenticity of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, that each document is what it purports to be, the conformity to originals of all documents submitted to us as copies or facsimile copies, the absence of any termination, modification or waiver of or amendment to any document reviewed by us (other than has been disclosed to us), the legal competence or capacity of all persons or entities (other than the Company) executing the same and (other than the Company) the due authorization, execution and delivery of all documents by each party thereto. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination.

The opinions in this letter are limited to the existing General Corporation Law of the State of Delaware now in effect. We express no opinion with respect to any other laws.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iii) no future amendments will be made to the Charter Documents or changes will be made to actions of the Board, the committees thereof or the Company’s stockholders that would be in conflict with or inconsistent with the Company’s right and ability to issue the Shares, (iv) at the time of each offer, issuance and sale of any Shares, the Company will have a sufficient number of authorized and unissued and unreserved shares of Common Stock (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of Common Stock) to be able to issue all such Shares, and (v) the purchasers of the Shares will timely pay in full to the Company all amounts they have agreed to pay to purchase such Shares, as approved by the Board or a duly authorized committee thereof.

Based upon the foregoing, we are of the opinion that:

1.The Underwritten Offering Shares to be issued and sold by the Company, when issued, sold and delivered (A) in accordance with the terms of the Underwriting Agreement, and (ii) the Registration Statement and the Underwritten Offering Prospectus and (B) in accordance with the resolutions adopted by the Board or a committee thereof referenced above, will be validly issued, fully paid and nonassessable; and

2.The Direct Offering Shares to be issued and sold by the Company, when issued, sold and delivered (A) in accordance with the terms of the Subscription Agreements, and (ii) the Registration Statement and the Direct Offering Prospectus and (B) in accordance with the resolutions adopted by the Board or a committee thereof referenced above, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Company’s Current Report on  Form 8-K  to be filed with the Commission and further consent to all references to us, if any, in the Registration Statement, the Underwritten Offering Prospectus, the Direct Offering Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is intended solely for your use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP

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